Exhibit 23

                 Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the incorporation by reference of our report for Thermedics Inc. dated February 12, 1998, included in or made a part of this Form 10-K, into the Company's previously filed Registration Statement No. 2-93746 on Form S-8, Registration Statement No. 33-00183 on Form S-8, Registration Statement No. 2-93747 on Form S-8, Registration Statement No. 33-8992 on Form S-8, Registration Statement No. 33-31621 on Form S-8, Registration Statement No. 33-9215 on Form S-8, Registration Statement No. 33-43707 on Form S-3, Registration Statement No. 33-40866 on Form S-3, Registration Statement No. 33-64070 on Form S-8, Registration Statement No. 33-86972 on Form S-8, Registration Statement No. 33-86974 on Form S-8, Registration Statement No. 033-65279 on Form S-8, Registration Statement No. 033-61435 on Form S-8, Registration No. 333-2149 on Form S-3, and Registration No. 333-32035 on Form S-3.



                                               Arthur Andersen LLP



Boston, Massachusetts
February 11, 1999